Exhibit 99.1

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE FIRST QUARTER OF FISCAL 2014 AND
PROVIDES UPDATED FISCAL 2014 GUIDANCE

Melville, New York – December 9, 2013 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the first quarter ended October 31, 2013.

Net sales for the first quarter of fiscal 2014 were $83.4 million compared to $91.0 million for the first quarter of fiscal 2013. The period-over-period decrease reflects lower net sales in the Company's RF microwave amplifiers and mobile data communications segments, partially offset by higher sales in its telecommunications transmission segment.

GAAP net income was $5.3 million, or $0.28 per diluted share, for the first quarter of fiscal 2014 as compared to $7.4 million, or $0.36 per diluted share, for the first quarter of fiscal 2013.

Adjusted EBITDA was $14.3 million for the first quarter of fiscal 2014, as compared to $18.5 million for the comparative period in fiscal 2013.

The Company also provided updated guidance. Fiscal 2014 revenue guidance is now expected to range from $325.0 million to $345.0 million and GAAP diluted earnings per share is now expected to be between $1.12 and $1.25. Adjusted EBITDA for fiscal 2014 is now expected to be in the range of $55.0 million to $59.0 million.

In commenting on the Company's performance and updated fiscal 2014 business outlook, Fred Kornberg, President and Chief Executive Officer, stated, “Throughout the first quarter of fiscal 2014, we continued to see the signs of stabilization that we observed in certain of our end-markets during the last quarter of our fiscal 2013. We are pleased with our first quarter results and we believe that certain of our end markets may be improving.”

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Selected Fiscal 2014 First Quarter Financial Metrics and Other Items

•	Backlog as of October 31, 2013 was $182.8 million compared to $189.7 million as of July 31, 2013.

•	Total bookings for the three months ended October 31, 2013 were $76.5 million compared to $70.4 million for the three months ended October 31, 2012.

•
Adjusted EBITDA was $14.3 million for the three months ended October 31, 2013 as compared to $18.5 million for the three months ended October 31, 2012. Adjusted EBITDA is a Non-GAAP financial measure and is defined in the below table.

•
The Company's effective income tax rate in the first quarter of fiscal 2014 was 36.5%, which does not assume that the federal research and experimentation credit will be extended past December 31, 2013. The Company’s effective income tax rate for the twelve months ending July 31, 2014 is expected to approximate 36.5%, excluding any potential discrete tax adjustments.

•	At October 31, 2013, the Company had $346.6 million of cash and cash equivalents.

•
During the three months ended October 31, 2013, the Company repurchased 124,753 shares of its common stock at an aggregate cost of approximately $3.6 million (including transaction costs). Since establishing the Company’s first repurchase program on September 23, 2010, the Company has repurchased a total of 12,845,030 shares of common stock for approximately $379.5 million (including transaction costs), including 322,713 shares of common stock at an aggregate cost of approximately $10.0 million (including transaction costs) repurchased during the period November 1, 2013 through December 6, 2013. The Company can make additional repurchases of up to approximately $71.0 million pursuant to its existing stock repurchase program which, effective December 9, 2013, has been increased from $50.0 million to $100.0 million.

•
The Company's 3.0% convertible senior notes are reflected as a current liability in its condensed consolidated balance sheet at October 31, 2013, as it is possible that the holders of the notes may require the Company to repurchase some or all of the outstanding notes on May 1, 2014.

•
Additional information about the Company’s updated fiscal 2014 guidance is included in the Company’s first quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Tuesday, December 10, 2013. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 952-7532 (domestic), or (785) 424-1834 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (800) 283-4799 or (402) 220-0860. In addition, an updated investor presentation, including earnings guidance, is available on the Company’s web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; risks associated with the Company's legal proceedings and other matters; risks associated with certain U.S. government investigations; risks associated with the Company's BFT-1 contracts and the post-award audit of its original BFT-1 contract; risks associated with the Company's obligations under its revolving credit facility; and other factors described in the Company's filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended October,
	2013	2012

Net sales	$83,368,000	90,953,000
Cost of sales	46,990,000	49,150,000
Gross profit	36,378,000	41,803,000

Expenses:
Selling, general and administrative	16,198,000	16,810,000
Research and development	8,499,000	10,049,000
Amortization of intangibles	1,582,000	1,582,000
	26,279,000	28,441,000

Operating income	10,099,000	13,362,000

Other expenses (income):
Interest expense	2,018,000	2,111,000
Interest income and other	(273,000)	(276,000)

Income before provision for income taxes	8,354,000	11,527,000
Provision for income taxes	3,049,000	4,092,000

Net income	$5,305,000	7,435,000

Net income per share:
Basic	$0.32	0.43
Diluted	$0.28	0.36

Weighted average number of common shares outstanding – basic	16,454,000	17,379,000

Weighted average number of common and common equivalent shares outstanding – diluted	22,698,000	23,444,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.275	0.275

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	October 31, 2013	July 31, 2013
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$346,553,000	356,642,000
Accounts receivable, net	62,020,000	49,915,000
Inventories, net	69,032,000	65,482,000
Prepaid expenses and other current assets	5,320,000	7,428,000
Deferred tax asset, net	10,135,000	10,184,000
Total current assets	493,060,000	489,651,000

Property, plant and equipment, net	19,620,000	20,333,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	30,923,000	32,505,000
Deferred financing costs, net	736,000	1,093,000
Other assets, net	882,000	879,000
Total assets	$682,575,000	681,815,000

Liabilities and Stockholders’ Equity
Current liabilities:
Convertible senior notes, current	$200,000,000	200,000,000
Accounts payable	17,111,000	18,390,000
Accrued expenses and other current liabilities	26,183,000	29,892,000
Dividends payable	4,529,000	4,531,000
Customer advances and deposits	19,636,000	14,749,000
Interest payable	3,029,000	1,529,000
Income taxes payable	1,674,000	—
Total current liabilities	272,162,000	269,091,000

Other liabilities	4,064,000	3,958,000
Income taxes payable	3,068,000	2,963,000
Deferred tax liability, net	2,614,000	1,741,000
Total liabilities	281,908,000	277,753,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 29,084,683 shares and 29,066,792 shares at October 31, 2013 and July 31, 2013, respectively	2,908,000	2,907,000
Additional paid-in capital	363,327,000	363,888,000
Retained earnings	404,148,000	403,398,000
	770,383,000	770,193,000
Less:
Treasury stock, at cost (12,733,254 shares and 12,608,501 shares at October 31, 2013 and July 31, 2013, respectively)	(369,716,000)	(366,131,000)
Total stockholders’ equity	400,667,000	404,062,000
Total liabilities and stockholders’ equity	$682,575,000	681,815,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended October 31,
	2013	2012

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$5,305,000	7,435,000
Income taxes	3,049,000	4,092,000
Net interest expense and other	1,745,000	1,835,000
Amortization of stock-based compensation	947,000	745,000
Depreciation and other amortization	3,292,000	3,607,000
Restructuring charges related to the wind-down of microsatellite product line	—	822,000
Adjusted EBITDA	$14,338,000	18,536,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation and restructuring charges related to the wind-down of the microsatellite product line of the Company’s mobile data communications segment. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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